Exhibit 10.41

AGREEMENT REGARDING PURCHASER BANK ARRANGEMENTS

This Agreement Regarding Purchaser Bank Arrangements (as amended, supplemented or otherwise modified from time to time, the “Agreement”) is entered into as of the 7th day of August, 2003, by and among Peregrine Systems, Inc., a Delaware corporation and Debtor and Debtor In Possession (“Peregrine”) under Case No. 02-12740 (JKF), jointly administered (the “Case”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) and Peregrine Remedy, Inc., a Delaware corporation and also a Debtor and Debtor In Possession (“Remedy”) in the Case, and each of Peregrine’s other Subsidiaries who are signatories of this Agreement (Peregrine and Remedy, together with such Subsidiaries, each, a “Peregrine Party,” and collectively, the “Peregrine Parties”), on the one hand, and Fleet Business Credit, LLC, a Delaware limited liability company, as successor to Sanwa Business Credit Corporation (“Fleet”), Wells Fargo HSBC Trade Bank, N.A., a national banking association (the “Trade Bank”), and Silicon Valley Bank, a California state bank (“SVB”; together with Fleet and the Trade Bank, each, a “Purchaser,” and collectively, the “Purchasers”), and Fleet, as agent for the Purchasers (in such capacity, together with its successors in such capacity, “Purchaser Agent” and, together with the Purchasers and Peregrine Parties, the “Parties”). This Agreement is made with reference to the following facts and circumstances:

A.            Peregrine, Remedy and certain of the other Peregrine Parties are currently obligated to the Purchasers pursuant to their respective Purchase Documents (as defined below) and the Forbearance Agreement and Forbearance Documents.

B.            Pursuant to that certain Order Pursuant to Section 1129 of the Bankruptcy Code Confirming Debtors’ Fourth Amended Plan of Reorganisation, as Modified, Dated July 14, 2003, the Bankruptcy Court has approved and confirmed the Fourth Amended Plan of Reorganization of Peregrine Systems, Inc. and Peregrine Remedy, Inc. (as modified, the “Plan”).

C.            Concurrently herewith, and in accordance with the provisions of Section V of the Plan, the Existing Promissory Notes (as defined below) executed by the Peregrine Parties in favor of the Purchasers pursuant to the Forbearance Agreement (as defined below) are being satisfied and cancelled and, with the exception of any liens, security interests and other interests granted to Purchasers in and to the Purchased Accounts pursuant to the Purchasers’ respective Purchase Documents (the “Continuing Liens”), the Purchasers’ and Purchaser Agent are terminating, reassigning, reconveying, discharging, surrendering and otherwise releasing and relinquishing all Collateral heretofore granted or assigned to or executed in favor of Purchasers and/or Purchaser Agent in connection with the Purchase Obligations or other obligations of the Peregrine Parties under the Purchase Documents, the Forbearance Agreement and/or Forbearance Documents, as well as terminating the Forbearance Documents themselves.

D.            In addition to the actions described in Recital C above, the Peregrine Parties and Purchasers and Purchaser Agent wish to supplement, modify and amend the Purchase Documents, as more particularly provided below.

E.             IT IS THE INTENT OF THE PARTIES THAT THIS AGREEMENT ADDRESS THE DEBTS AND/OR OBLIGATIONS OF THE PEREGRINE PARTIES TO PURCHASERS

THAT ARE DESCRIBED OR REFERRED TO HEREIN OR THAT ARISE UNDER OR IN CONNECTION WITH THE PURCHASE DOCUMENTS (AS AMENDED HEREBY). THIS AGREEMENT DOES NOT PERTAIN TO ANY OTHER INDEBTEDNESS AND/OR OBLIGATIONS OF ANY PEREGRINE PARTY (OR ANY OTHER PERSONS) TO ANY PURCHASER NOT SPECIFICALLY ADDRESSED IN THIS AGREEMENT. ALL TERMS AND PROVISIONS OF ANY AGREEMENTS (INCLUDING, BUT NOT LIMITED TO, THE PURCHASE DOCUMENTS) BETWEEN ANY PEREGRINE PARTY, ON THE ONE HAND, AND ANY PURCHASER, ON THE OTHER HAND, NOT SPECIFICALLY MODIFIED HEREIN OR RELEASED AND DISCHARGED PURSUANT TO ONE OR MORE OF THE RELEASE AGREEMENTS, SHALL REMAIN IN FULL FORCE AND EFFECT IN ACCORDANCE WITH THEIR ORIGINAL TERMS.

NOW, THEREFORE, in consideration of the above recitals and the mutual promises contained in this Agreement and for other and further good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree, as follows:

1.   Defined Terms. As used herein, the following terms shall have the following definitions:

“Agreement” is defined in the preamble to this Agreement.

“Bankruptcy Code” means the United States Bankruptcy Code, as in effect from time to time.

“Bankruptcy Court” is defined in the preamble to this Agreement.

“Canadian Guaranty” means, collectively, each of the Guarantees, dated as of August 26, 2002, by one of the Canadian Peregrine Parties in favor of each of the Purchasers, as such agreements may heretofore have been amended, supplemented or modified from time to time.

“Canadian Peregrine Parties” means Peregrine Systems of Canada, Inc., a corporation organized under the laws of Canada, Peregrine Nova Scotia Company, a Nova Scotia unlimited liability company, Peregrine Systems Ltd., a corporation organized under the laws of Ontario, Peregrine Ottawa Nova Scotia Company, a Nova Scotia unlimited liability company, Peregrine Networks Canada Inc., a corporation organized under the laws of Canada, Loran International Technologies Inc., a corporation organized under the laws of Canada, Loran Network Systems Inc., a corporation organized under the laws of Canada, Remedy Canada Ltd., a corporation organized under the laws of Ontario, and Extricity (Canada) Corp., a Nova Scotia unlimited liability company and “Canadian Peregrine Party” means any one of them.

“Canadian Security Agreement” means, collectively, each of the General Security Agreements, each dated as of August 26, 2002, executed and delivered by one of the Canadian Peregrine Parties in favor of Purchaser Agent, as such agreements may heretofore have been amended, supplemented or modified from time to time.

“Canadian Security Documents” means, collectively, the Canadian Security Agreement, the Hypothec, and the Canadian Guaranty, in each case, as may heretofore have been amended, supplemented or modified from time to time.

“Case” is defined in the preamble to this Agreement.

“Code” means the Uniform Commercial Code as in effect in the State of California from time to time.

“Collateral” means all assets of any Peregrine Party heretofore securing all or any portion of the obligations of the Peregrine Parties under the Purchase Documents, Forbearance Agreement or the other Forbearance Documents.

“Continuing Liens” shall have the meaning ascribed to such term in Recital C of this Agreement.

“Copyright Security Agreement” means, collectively, that certain Copyright Security Agreement, dated as of August 26, 2002, between Peregrine and Purchaser Agent, and that certain Copyright Security Agreement, dated as of August 26, 2002, between Remedy and Purchaser Agent, as such agreements may heretofore have been amended, supplemented or modified from time to time.

“Effective Date” shall have the meaning ascribed to such term in the Plan.

“Existing Promissory Notes” means, with respect to each Purchaser, collectively, all promissory notes executed by any Peregrine Party prior to the date hereof that evidence Past Due Purchase Obligations (as defined in the Forbearance Agreement) owing to such Purchaser by any Peregrine Party, including, without limitation, those promissory notes described on ScheduleA attached hereto and incorporated herein by this reference.

“Fleet” is defined in the preamble to this Agreement.

“Fleet Purchase Documents” means those agreements, instruments and documents described on Schedule C attached hereto relative to the purchase by Fleet of certain accounts and payments from Peregrine, as amended by this Agreement and as the same may hereafter be amended, supplemented or otherwise modified from time to time.

“Fleet Retained Accounts” means and refers to those certain those accounts and other rights to payment purchased by set forth on Schedule B attached hereto and incorporated herein by this reference.

“Forbearance Agreement” means and refers to that certain Forbearance Agreement dated August 26, 2002, among the Peregrine Parties, Purchasers and Purchaser Agent, as the same may heretofore have been amended, supplemented or modified from time to time.

“Forbearance Documents” means this Agreement, the Peregrine Party Guaranty, the Peregrine Party Security Agreement, the Canadian Guaranty, the Canadian Security Agreement, the Hypothec, the other Canadian Security Documents, the Intercreditor Agreement, the Interpurchaser Agreement, the Intercompany Subordination Agreement, the Existing Promissory Notes, the Copyright Security Agreement, the Patent Security Agreement, the Trademark Security Agreement, and any other agreement, instrument or document heretofore entered into between any Peregrine Party and any Purchaser or executed by any Peregrine Party in connection with the Forbearance Agreement, in each case, as the same may heretofore have been amended, supplemented or modified from time to time.

“Hypothec” means the Movable Hypothec, dated August 26, 2002, among Peregrine Systems of Canada, Inc., Purchaser Agent, and Purchasers, as the same may heretofore have been amended, supplemented or modified from time to time.

“Intercompany Subordination Agreement” means that certain Intercompany Subordination Agreement, dated as of August 26, 2002, among the Peregrine Parties, the Purchasers, and Purchaser Agent, as the same may heretofore have been amended, supplemented or modified from time to time.

“Interpurchaser Agreement” means that certain Interpurchaser Agreement, dated as of August 26, 2002, among the Purchasers, as may be amended, supplemented or modified from time to time.

“Parties” shall have the meaning ascribed to it in the preamble to this Agreement.

“Patent Security Agreement” means that certain Patent Security Agreement, dated as of August 26, 2002, between Remedy and Purchaser Agent, as such agreement may heretofore have been amended, supplemented or modified from time to time.

“Peregrine” is defined in the preamble to this Agreement.

“Peregrine Party” and “Peregrine Parties” shall have the meanings ascribed to such terms in the preamble to this Agreement.

“Peregrine Party Guaranty” means, collectively, each of the General Continuing Guaranties, dated as of August 26, 2002, by Peregrine, Remedy and the other Peregrine Parties signatory thereto in favor of each of the Purchasers, as such agreements may heretofore have been amended, supplemented or modified from time to time.

“Peregrine Party Security Agreement” means that certain Security Agreement, dated as of August 26, 2002, among Purchaser Agent, Peregrine, and each of Peregrine’s subsidiaries signatory thereto, as such agreement may heretofore have been amended, supplemented or modified from time to time.

“Person” means any natural person, corporation, limited liability company, limited partnership, general partnership, limited liability partnership, joint venture, trust, land trust, business trust, or other organization, irrespective of whether it is a legal entity, and any government and any agency and any political subdivision thereof.

“Purchase Documents” means the Fleet Purchase Documents, the SVB Purchase Documents, and the Trade Bank Purchase Documents, in each case as amended hereby or as from time to time hereafter supplemented, modified or amended.

“Purchased Accounts” means, with respect to each Purchaser, those accounts and other rights to payment (including, without limitation, enforcement rights and other contract rights related to such accounts and other rights to payment) purchased by such Purchaser, or in which such Purchaser has acquired a security interest, pursuant to such Purchaser’s Purchase Documents (and the security interest, if any, granted in the contract underlying such account or other right to payment) that remain outstanding on the date hereof, which arc described on Schedule D attached hereto and incorporated herein by this reference, and, with respect to Fleet, shall include, subject to paragraph 8 hereof, the Fleet Retained Accounts.

“Purchaser” and “Purchasers” shall have the meanings ascribed to them in the preamble hereto.

“Purchaser Agent” shall have the meaning ascribed thereto in the preamble hereto.

“Release Agreements” means and refers collectively to those certain Mutual Release Agreements of even date and executed and delivered concurrently herewith, one among the Peregrine Parties and Fleet (the “Fleet Release Agreement”), another among the Peregrine Parties and Trade Bank, a third among the Peregrine Parties and SVB, and the last among Purchaser Agent (only in its agency capacity) and the Peregrine Parties with each such Mutual Release Agreement being individually referred to as a “Release Agreement.”

“Remedy” is defined in the preamble to this Agreement.

“Repurchase Amount” shall have the meaning ascribed to such term in Paragraph 4(a) of this Agreement.

“Stock” means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a Person, whether voting or nonvoting, including common stock, preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

“Subsidiary” of a Person means a corporation, partnership, limited liability company, or other entity in which that Person directly or indirectly owns or controls the shares of Stock having ordinary voting power to elect a majority of the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity.

“SVB” shall have the meaning ascribed to such term in the preamble to this Agreement.

“SVB Purchase Documents” means those agreements, instruments and documents set forth on Schedule E attached hereto relative to the purchase by SVB of certain accounts and payments from Peregrine, as the same are amended by this Agreement and as they may hereafter be amended, supplemented or otherwise modified from time to time.

“Trade Bank” shall have the meaning ascribed to such term in the preamble to this Agreement.

“Trade Bank Purchase Documents” means those agreements, instruments and documents set forth on Schedule F attached hereto relative to the purchase by the Trade Bank of certain accounts and payments from Peregrine, as the same are amended hereby and as they may hereafter be amended, supplemented or otherwise modified from time to time.

“Trademark Security Agreement” means that certain Trademark Security Agreement, dated as of August 26, 2002, between Peregrine and Purchaser Agent, as such agreement may heretofore have been amended, supplemented or modified from time to time.

2. Acknowledgment and Amendment of Purchase Documents.

(a) Peregrine hereby acknowledges, warrants and represents that the following statements of facts regarding the Purchase Documents are true, correct and complete:

(i)(a) As stated in the Fleet Purchase Documents, Fleet has purchased certain accounts and other rights to payment, (b) as of the date hereof, the accounts and other rights to payment purchased by Fleet that remain outstanding are those set forth under the heading “Fleet Accounts” on Schedule D hereto; (c) the Fleet Purchase Documents have not been amended at any time on or before the date hereof except as specifically set forth in Schedule C; (d) the Fleet Purchase Documents constitute duly authorized, valid, binding and continuing agreements and obligations of Peregrine to Fleet, enforceable in accordance with their respective terms; and (e) Peregrine has no claims, cross-claims, counterclaims, setoffs or defenses of any kind or nature which would in any way reduce or offset its obligations to Fleet under the Fleet Purchase Documents as of the Effective Date.

(ii)(a) As stated in the SVB Purchase Documents, SVB has purchased certain accounts and other rights to payment, (b) as of the Effective Date, the accounts and other rights to payment purchased by SVB that remain outstanding are those set forth under the heading “SVB Accounts” on Schedule D hereto; (c) the SVB Purchase Documents have not been amended at any time on or before the date hereof except as specifically set forth in Schedule E; (d) the SVB Purchase Documents constitute duly authorized, valid, binding and continuing agreements and obligations of Peregrine to SVB, enforceable in accordance with their respective terms; and (e) Peregrine has no claims, cross-claims, counterclaims, setoffs or defenses of any kind or nature which would in any way reduce or offset its obligations to SVB under the SVB Purchase Documents as of the Effective Date.

(iii)(a) As stated in the Trade Bank Purchase Documents, the Trade Bank has purchased certain accounts and other rights to payment, (b) as of the Effective Date, the accounts and other rights to payment purchased by the Trade Bank that remain outstanding are set forth under the heading “Trade Bank Accounts” on Schedule D hereto; (c) the Trade Bank Purchase Documents have not been amended at any time on or before the date hereof except as specifically set forth in Schedule F; (d) the Trade Bank Purchase Documents constitute duly authorized, valid, binding and continuing agreements and obligations of Peregrine to the Trade Bank, enforceable in accordance with their respective terms; and (e) Peregrine has no claims, cross-claims, counterclaims, setoffs or defenses of any kind or nature which would in any way reduce or offset its obligations to the Trade Bank under the Trade Bank Purchase Documents as of the date of execution of this Agreement.

(b) Effective as of the Effective Date, and conditioned upon each Purchaser’s receipt of the payment on account of its “Secured Purchaser Bank Claim” (as defined in the Plan) required by Section V of the Plan, the Purchase Documents are hereby modified and amended, as follows:

(i) The Fleet Purchase Documents are hereby modified and amended in the manner described on Schedule G attached hereto and incorporated herein by this reference;

(ii) The Trade Bank Purchase Documents are hereby modified and amended in the manner described on Schedule H attached hereto and incorporated herein by this reference; and

(iii)          The SVB Purchase Documents are hereby modified and amended in the manner described on Schedule I attached hereto and incorporated herein by this reference.

3. Scope of Agreement; Other Purchased Accounts. Nothing contained in this Agreement shall be interpreted as or be deemed a release or a waiver by any Purchaser of any of the terms or conditions of such Purchaser’s Purchase Documents except as specifically provided in this Agreement. Unless specifically modified herein, all other terms and provisions of the Purchase Documents shall remain in full force and effect in accordance with their original terms; provided that nothing in this Paragraph 3 or the other provisions of this Agreement shall in any way be deemed to modify, limit or otherwise affect the Release Agreement or the scope of the matters covered thereby.

As used in this paragraph, “Other Purchased Accounts” means, with respect to each Purchaser, the accounts and other rights to payment purchased by such Purchaser pursuant to its Purchase Documents that have been repaid by the account debtor or obligor thereon or repurchased by a Peregrine Party and, as a result of such repayment or repurchase, no amounts are owed to such Purchaser in respect thereof. The Parties acknowledge that each Purchaser, pursuant to its Purchase Documents purchased the Other Purchased Accounts but that, because no amounts are owing to such Purchaser thereon as of the date hereof, the Other Purchased Accounts are not identified herein as “Purchased Accounts.” Each Purchaser shall retain for its own account all payments made prior to the date hereof in respect of such Purchaser’s Purchased Accounts and Other Purchased Accounts (including, without limitation, the “Interim Payments” as defined in, and made pursuant to, the Agreed Order Nune Pro Tune December 30, 2002 Pursuant to 11 U.S.C. §§ 105(a), 363(b)(l) and Federal Rule of Bankruptcy Procedure 90l9(a) Authorizing the Debtors to Use Property of the Estates Outside of the Ordinary Course of Business and Approving Settlement by and Among Debtors, Fleet Business Credit, LLC, Wells Fargo HSBC Trade Bank, N.A. and Silicon Valley Bank). Each Purchaser shall also retain, with respect to all of its Other Purchased Accounts not repurchased by a Peregrine Party, all of such Purchaser’s rights and remedies against the account debtor or obligor thereon (it being expressly understood that this sentence is not intended to reserve any right or remedy of any Purchaser against any Peregrine Party).

4. Ongoing Repurchase Obligations. Notwithstanding anything to the contrary in this Agreement, the Forbearance Agreement or any document or instrument executed in connection herewith, each Purchaser’s rights under its respective Purchase Documents to from time to time require Peregrine to repurchase Purchased Accounts shall continue in full force and effect; provided that, notwithstanding anything to the contrary in this Agreement or the Purchase Documents, Peregrine shall not be obligated to pay or give any consideration to Fleet in connection with the reassignment, reconveyance or other transfer of any Fleet Retained Account to Peregrine. For their part, each Purchaser hereby agrees that, it will not require Peregrine or any other Peregrine Party to repurchase any of such Purchaser’s Purchased Accounts or otherwise seek to enforce any rights or remedies under any of such Purchaser’s Purchase Documents based upon any default in respect thereof in existence as of the date hereof or based upon any fact or condition in existence as of the date hereof (whether or not the same constitutes or gives rise to a default of a recurring nature) except as set forth on Schedule J (attached hereto and incorporated by this reference).

5. Performance under Purchase Documents. All amounts received by any Peregrine Party with respect to any Purchaser’s Purchased Accounts shall be remitted to the appropriate Purchaser immediately upon receipt thereof by such Peregrine Party in the same form so received, together with any necessary endorsements thereto, and an appropriate accounting with respect to the same, and until so remitted to the appropriate Purchaser shall be held in trust for the benefit of such Purchaser and not commingled with any assets of any Peregrine Party.

6. Security Interest; Priority. The Continuing Liens with respect to the Purchased Accounts shall be senior and first priority liens and security interests in and to the Purchased Accounts.

7. Termination of Forbearance Document.   Effective on the Effective Date, and conditioned upon each Purchaser’s receipt of the payment on account of its Secured Purchaser Bank Claim required by Section V of the Plan, the Forbearance Agreement shall, without further documentation or action by any Party, cease to be of any further force or effect whatsoever. In that connection, each of the Peregrine Parties hereby acknowledges and agrees that, effective upon the Effective Date, the Purchasers’ obligations to forbear from exercising their rights and remedies as provided in the Forbearance Agreement have terminated, and that, subject to the Release Agreements and the last sentence of Paragraph 4 above, each Purchaser is entitled, in Purchaser’s discretion, to exercise any and all of its rights and remedies under its respective Purchase Documents.

8. Fleet Retained Accounts. Notwithstanding anything to the contrary herein or in any Release Agreement, to the extent mutually agreed upon prior to the Effective Date by Fleet and the Peregrine Party(ies) from whom the Fleet Retained Accounts were purchased, the security interests and other interests of Fleet in and to each Fleet Retained Account shall continue in full force and effect. Such agreement may also address Fleet’s ongoing enforcement of certain rights or remedies in respect of the Fleet Retained Account. Unless and until Fleet and the applicable Peregrine Party(ies) shall have entered into such an agreement, in form and substance satisfactory to each of them, dealing with matters relating to such enforcement, however, Fleet shall have no obligation to exercise or pursue any enforcement rights or remedies with respect to any Fleet Retained Account. Neither Fleet nor any Peregrine Party shall have any obligation to enter into any such agreement and each of them expressly reserves the right not to enter into any such agreement except at its sole discretion.

9. Revival Clause. If the incurring of any debt or the payment of money or transfer of property made to the Purchasers by or on behalf of any Peregrine Party should for any reason subsequently be declared to be “fraudulent” or “preferential” within the meaning of any state or federal law relating to creditors’ rights, including, without limitation, fraudulent conveyances, preferences or otherwise voidable or recoverable payments of money or transfers of property, in whole or in part, for any reason (collectively, “Voidable Transfers”) under the Bankruptcy Code or any other federal or state law, and the Purchasers are required to repay or restore any such Voidable Transfer or the amount or any portion thereof, or upon the advice of their in-house counsel or outside counsel are advised to do so, then, as to such Voidable Transfer or the amount repaid or restored (including all reasonable costs, expenses and attorneys’ fees of the Purchasers related thereto), the obligations of the Peregrine Parties under the Purchase Documents and this Agreement and all of the Purchasers’ rights and remedies under the Purchase Documents and this Agreement shall automatically be revived, reinstated and restored and shall exist as though such Voidable Transfer had never been made, to the extent of any harm to the Purchasers.

10. Notices.

Unless otherwise provided in this Agreement, all notices or demands to any Peregrine Party, to any Purchaser, or to Purchaser Agent relating to this Agreement or any Purchase Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or facsimile to any Peregrine Party in care of Peregrine, to each Purchaser, or to Purchaser Agent, as the case may be, at its address set forth below:

If to any Peregrine
Party:	PEREGRINE SYSTEMS, INC.
3611 Valley Centre Drive
San Diego, CA 92130
Attn: Kathy Vizas, Esq.
Fax No. 858-481-1751

with copies to:	PACHULSKI, STANG, ZIEHL, YOUNG,
JONES & WEINTRAUB
10100 Santa Monica Boulevard, 11th Floor
Los Angeles, CA 90067-4100
Attn: Richard Pachulski, Esq.
Fax No. 310-201-0760

If to Purchaser Agent:	FLEET BUSINESS CREDIT, LLC
One South Wacker Drive, Suite 3800
Chicago, IL 60606
Attn: Stuart Schwartz
Fax No. 312-782-6486

with copies to:	FLEET BUSINESS CREDIT, LLC
One South Wacker Drive, Suite 3800

Chicago, IL 60606
Attn: General Counsel
Fax No. 312-853-1433

and copies to:	KAYE SCHOLER LLP
425 Park Avenue
New York, New York 10022
Attn: Richard Smolev, Esq.
Fax No. 212-836-8689

If to Fleet:	FLEET BUSINESS CREDIT, LLC
One South Wacker Drive
Chicago, IL 60606
Attn: Stuart Schwartz
Fax No. 312-782-6486

with copies to:	FLEET BUSINESS CREDIT, LLC
One South Wacker Drive
Chicago, IL 60606
Attn: General Counsel
Fax No. 312-853-1433

and copies to:	KAYE SCHOLER LLP
425 Park Avenue
New York, New York 10022
Attn: Richard Smolev, Esq.
Fax No. 212-836-8689

If to SVB:	SILICON VALLEY BANK
38 Technology Drive, Suite 150
Irvine, CA 92618
Attn: Marla Johnson
Fax No. 949-789-1930

with copies to:	LEVY SMALL & LALLAS
815 Moraga Drive
Los Angeles, CA 90049
Attn: Leo Plotkin, Esq.
Fax No. 310-471-7990

If to Trade Bank:	WELLS FARGO HSBC TRADE BANK, N.A.
333 South Grand Avenue, Suite 940
Los Angeles, CA 90071
Attn: Mr. Ernie Pinder
Fax No. 213-253-5913

with copies to:	WELLS FARGO HSBC TRADE BANK, N.A.
333 South Grand Avenue, Suite 1040

Los Angeles, CA 90071
Attn: Christine Keranore, Esq.
Fax No. 213-626-4812

and copies to:	PILLSBURY WINTHROP LLP
650 Town Center Drive, 7th Floor
Costa Mesa, CA 92626
Attn: Craig A. Barbarosh, Esq.
Fax No. 714-436-2800

Purchaser Agent, Purchasers and the Peregrine Parties may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other party. All notices or demands sent in accordance with this section, other than notices by any Purchaser in connection with enforcement rights in respect of any Continuing Lien under the provisions of the Code and other than notices by any Peregrine Party regarding a change of any Peregrine Party’s name, shall be deemed received on the earlier of the date of actual receipt or 3 Business Days after the deposit thereof in the mail. Each Peregrine Party acknowledges and agrees that notices sent by the Purchasers in connection with the enforcement of the Continuing Liens under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by facsimile or any other method set forth above. Any notice by any Peregrine Party regarding a change of any Peregrine Party’s name shall be deemed received only upon the actual receipt thereof.

11. Authority. Each Party represents and warrants to the others that: (A) it has authority to execute this Agreement; (B) the execution, delivery and performance of this Agreement does not require the consent or approval of any other Person; and (C) this Agreement is a valid, binding and legal obligation of such Party enforceable in accordance with its terms, and does not contravene or conflict with any other agreement, indenture or undertaking to which such Party is a party.

12. Payment of Expenses. Without limiting the obligation of Peregrine and Remedy to pay the attorneys’ fees and expenses of any Purchaser or Purchaser Agent on or prior to the Effective Date in accordance with the Plan, to the extent any such attorneys’ fees and expenses payable by Peregrine or Remedy under the Plan are not paid on or prior to the Effective Date, each of Peregrine and Remedy, jointly and severally, agrees to pay such attorneys’ fees and expenses promptly after their receipt of an invoice therefor and a reasonably detailed description of the costs and activities underlying such invoice. In the event any action (whether or not in a court proceeding) shall be required to interpret, implement, modify, or enforce the terms and provisions of this Agreement, or any of the Purchase Documents, and/or to declare rights under same, the prevailing party in such action shall recover from the losing party all of its reasonable fees and costs, including, but not limited to, the reasonable attorneys’ fees and costs (if applicable) of each Purchaser’s outside counsel and the reasonable allocated costs of each Purchaser’s in-house counsel.

13. Governing Law. This Agreement shall be construed and interpreted in accordance with and shall be governed by the laws of the State of California, without regard to the conflict of laws principles thereof.

14. Successors. Assignment. This Agreement shall be binding on and inure to the benefit of all of the parties hereto, and upon the heirs, executors, administrators, legal representatives, successors and assigns of the Parties (including, without limitation, Reorganized Peregrine Systems, Inc.), and each of them. The terms and provisions of this Agreement are for the exclusive benefit of the Peregrine Parties and the Purchasers, and may not be transferred, assigned, pledged, set over or negotiated by any Peregrine Party to any Person without the prior express written consent of the Purchasers. Notwithstanding any other provisions contained herein, each Purchaser may sell, transfer, negotiate, assign or grant participations m all or a portion of its rights in any of the Purchase Documents and this Agreement to any Person without prior notice to any Peregrine Party, provided, however, that any such assignee shall be bound by the terms and provisions of the Purchase Documents and this Agreement.

15. Complete Agreement of Parties. This Agreement, together with the Purchase Documents, the Release Agreements and the confidentiality agreements executed by each of the Purchasers and Peregrine prior to the date hereof, constitute the entire agreement between the Purchasers, on the one hand, and the Peregrine Parties, on the other hand, arising out of, related to or connected with the subject matter of this Agreement. Any supplements, modifications, waivers or terminations of this Agreement shall not be binding unless executed in writing by the parties to be bound thereby. No waiver of any provision of this Agreement shall constitute a waiver of any other provisions of this Agreement (whether similar or not), nor shall such waiver constitute a continuing waiver unless otherwise expressly so provided. To the extent of any inconsistency between the terms and provisions of the Purchase Documents and those of this Agreement or any Release Agreement, this Agreement and the Release Agreement shall govern and control, but except to such extent, the terms and provisions of the Purchase Documents shall be unchanged and remain in full force and effect.

16. Execution In Counterparts; Facsimile Execution. This Agreement may be executed in any number of counterparts each of which, when so executed and delivered, shall be deemed an original, and all of which together shall constitute but one and the same agreement.  Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart. Any party hereto delivering an executed counterpart of this Agreement by facsimile shall also deliver a manually executed counterpart, but the failure to so deliver a manually executed counterpart shall not effect the validity, enforceability or binding effect hereof.

17. Contradictory Tcrms/Severability. In the event that any term or provision of this Agreement contradicts any term or provision of any other document, instrument or agreement between the parties including, but not limited to, any of the Purchase Documents, the terms of this Agreement shall control. If any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, such provision shall be severable from all other provisions of this Agreement, and the validity, legality and enforceability of the remaining provisions of this Agreement shall not be adversely affected or impaired, and shall thereby remain in full force and effect.

18. Headings. All headings contained herein are for convenience purposes only, and shall not be considered when interpreting this Agreement.

19. Further Assurances. The Parties hereto shall cooperate with each other in carrying out the terms and intent of this Agreement, and shall execute such other documents, instruments and agreements as are reasonably required to effectuate the terms and intent of this Agreement (the reasonable legal fees and expenses incurred by the Purchasers and/or Purchaser Agent in connection therewith (including, without limitation, the reasonable legal fees and expenses incurred in connection with the termination of any liens or security interests) to be reimbursed by Peregrine and Remedy, jointly and severally). Without limiting the generality of the foregoing, each Peregrine Party shall cooperate with the Purchasers in the collection of the accounts and other rights to payment purchased by the Purchasers from any Peregrine Party, which cooperation shall include, but not be limited to contacting the account debtors or other Persons obligated on such accounts or other rights to payment and directing that payment be made directly to the applicable Purchaser, providing the Purchasers with information and copies of documents relating to such accounts and rights to payment, giving the Purchasers access to the Peregrine Parties’ personnel, books and records, and otherwise consulting with and assisting the Purchasers in the collection of such accounts and rights to payment.

20. Course of Dealing: Waivers. No course of dealing on the part of the Purchasers, or their respective officers, nor any failure or delay in the exercise of any right(s) by the Purchasers, shall operate as a waiver thereof, and any single or partial exercise of any such right(s) shall not preclude any later exercise of any such right(s). The Purchasers’ failure at any time to require strict performance by the Peregrine Parties of any provision shall not affect any right(s) of the Purchasers thereafter to demand strict compliance and performance. Any suspension or waiver of a right(s) must be in writing signed by the Purchasers.

21. Consultation with Counsel. Each party hereto acknowledges that it is freely and voluntarily entering into this Agreement. Moreover, each party hereto also acknowledges that it has been represented by counsel of its own choice at each stage in the negotiation of this Agreement, or has knowingly and voluntarily elected not to be represented by counsel at each stage in the negotiation of this Agreement. To the extent any party was represented by counsel, said party acknowledges that: (A) it has relied on such counsel’s advice throughout all of the negotiations which preceded the execution of this Agreement, and in connection with the preparation and execution of this Agreement; (B) such counsel has read and approved this Agreement; and (C) such counsel has advised such party concerning the validity and effectiveness of this Agreement, and the transactions to be consummated in accordance therewith.

22. Limitation of Liability of Certain Peregrine Parties. Nothing herein shall be deemed to impose upon any Peregrine Party that was not originally a party to any Purchase Document any liability or obligation under or in connection with any Purchase Document, it being the Parties’ express intent that following the Effective Date, the only Parties’ obligated under the Purchase Documents shall be those Parties who were parties thereto prior to the execution and delivery of the Forbearance Agreement and Forbearance Documents.

23. Bankruptcy Court Jurisdiction: Waiver of Jury Trial. Until substantial consummation (as defined in 11 U.S.C. sec. 1101(2)) of the Plan, the Bankruptcy Court shall have exclusive jurisdiction to resolve and determine all disputes and other matters arising in connection with the interpretation or enforcement of this Agreement (collectively, “Disputed Matters”) and each Party hereby expressly consents and submits to such jurisdiction. Following such substantial consummation of the Plan, jurisdiction shall be non-exclusive and shall lie in such state or federal court(s) as may properly assert jurisdiction over the Disputed Matter in question. THE PARTIES HERETO, AND EACH OF THEM, HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE PURCHASE DOCUMENTS, THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED THEREBY OR HEREBY.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement regarding Purchaser Bank Arrangements to be executed and delivered as of the date first written above.

The Purchasers:	FLEET BUSINESS CREDIT, LLC,
a Delaware limited liability company, as a Purchaser and as Purchaser Agent

	By:	/s/ [ILLEGIBLE]
	Its:	Senior Vice President

SILICON VALLEY BANK
a California state bank

	By:	/s/ Marla Johnson
	Its:	Senior Vice President

WELLS FARGO HSBC TRADE BANK, N.A.,
a National Banking Association

	By:	/s/ Ernie Pinder
	Its:	ERNIE PINDER
RELATIONSHIP MANAGER

The Peregrine Parties:	PEREGRINE SYSTEMS, INC., a Delaware corporation

	By:	/s/ Gary G. Greenfield
	Its:	CEO and President

PEREGRINE REMEDY, INC.,
a Delaware corporation

	By:	/s/ Gary G. Greenfield
	Its:	CEO and President

TELCO RESEARCH CORPORATION,
a Tennessee corporation

	By:	/s/ Gary G. Greenfield
	Its:	CEO & President

PEREGRINE DIAMOND, INC.,
a Delaware corporation

	By:	/s/ Gary G. Greenfield
	Its:	CEO & President

PEREGRINE CALIFORNIA PADRES, INC., a Delaware corporation

	By:	/s/ Gary G. Greenfield
	Its:	CEO & President

PEREGRINE ONTARIO BLUE JAYS, INC., a Delaware corporation

	By:	/s/ Gary G. Greenfield
	Its:	CEO & President

BALLGAME ACQUISITION CORPORATION, a Delaware corporation

By:	/s/ Gary G. Greenfield
Its:	President & CEO

OCTOBER ACQUISITION CORPORATION, a Delaware corporation

By:	/s/ Gary G. Greenfield
Its:	Director, CEO & President

PEREGRINE BODHA, INC.,
a California corporation

By:	/s/ Gary G. Greenfield
Its:	CEO & President

PEREGRDSK FEDERAL SYSTEMS, INC.,
an Illinois corporation

By:	/s/ Gary G. Greenfield
Its:	CEO, President and Director

LORAN NETWORK SYSTEMS, LLC,
a Delaware limited liability company

By:	/s/ Gary G. Greenfield
Its:	Director

PEREGRINE SYSTEMS OF CANADA, INC.,
a corporation organized under the laws of Canada

By:	/s/ Gary G. Greenfield
Its:	Director and President

PEREGRINE NOVA SCOTIA COMPANY,
a Nova Scotia unlimited liability company,

By:	/s/ Gary G. Greenfield
Its:	Director and President

PEREGRINE SYSTEMS LTD.,
a corporation organized under the laws of Ontario

By:	/s/ Kathryn Vizas
Its:	Director and Secretary

PEREGRINE OTTAWA NOVA SCOTIA COMPANY, a Nova Scotia unlimited liability company

By:	/s/ Kathryn Vizas
Its:	Director and President

PEREGRINE NETWORKS CANADA INC.,
a corporation organized under the laws of Canada

By:	/s/ Kathryn Vizas
Its:	Director and President

LORAN INTERNATIONAL TECHNOLOGIES INC., a corporation organized under the laws of Canada

By:	/s/ Gary G. Greenfield
Its:	Director and President

LORAN NETWORK SYSTEMS INC.,
a corporation organized under the laws of Canada

By:	/s/ Gary G. Greenfield
Its:	Director and President

REMEDY CANADA LTD.,
a corporation organized under the laws of Ontario

By:	/s/ Gary G. Greenfield
Its:	Director and President

EXTRICITY (CANADA) CORP.,
a Nova Scotia unlimited liability company

By:	/s/ Gary G. Greenfield
Its:	Director and President